Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
Pursuant to 18 U.S.C. Section 1350, as adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, Todd R. Major, Chief Financial Officer of FG Group Holdings Inc. (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 (the “Report”).

The undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to his knowledge that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 13th day of November 2023.

/s/ TODD R. MAJOR
Todd R. Major
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to FG Group Holdings Inc. and will be retained by FG Group Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.